Exhibit 99.1

Driven Brands Holdings Inc. Reports Second Quarter Results

Delivers Strong Same-Store Sales and Net Store Growth

Reports Robust Operating Income Growth

Raises Fiscal Year 2022 Guidance

Charlotte, N.C. (July 27, 2022) - Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”) today reported financial results for the second quarter ended June 25, 2022.

For the second quarter, revenue was $508.6 million, an increase of 36% versus the prior year. System-wide sales were $1.4 billion, an increase of 22% versus the prior year, with 7% net store growth and an increase in consolidated same-store sales of 13.2% .

The $(0.34) loss per diluted share in the second quarter was driven by a $125.5 million one-time non-cash impairment charge related to intangible assets as a result of the Company’s decision to re-brand its U.S. car wash business.

Adjusted earnings per diluted share2 was $0.35.

“We delivered strong results in the second quarter. These results are a testament to the resilience of our needs-based service offering and our ability to drive sustainable growth and cash flow leveraging a proven playbook,” said Jonathan Fitzpatrick, president and CEO.

“We have significant momentum across our business capitalizing on the benefits of our scale, the quality of our offerings, the strength of our brands, our best-in-category data and marketing capabilities, and our ability to generate robust cash flow. We are delivering against our Dream Big plan of at least $850 million of adjusted EBITDA by the end of 2026, demonstrating our ability to drive significant shareholder value over time.”

Second Quarter Highlights

•	Revenue increased 36% versus the prior year, driven by same-store sales and net store growth.

•	Consolidated same-store sales increased 13.2% for the quarter.

•	The Company added 80 net new stores during the quarter.

•

The Company recorded a net loss in the second quarter of $(57.0) million, driven by a $125.5 million one-time non-cash impairment charge related to intangible assets as a result of the Company’s decision to re-brand its U.S. car wash business.

•	Adjusted Net Income[1] was $59.7 million.

•	Adjusted EBITDA[3] was $135.4 million.

Second Quarter 2022 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same-Store Sales	Revenue (in millions)	Segment Adjusted EBITDA[4] (in millions)
Maintenance	$399.2	1,559	15.0%	$194.3	$64.1
Car Wash	156.7	1,074	(2.7%) / 2.6%*	158.6	53.7
Paint, Collision & Glass	724.7	1,771	16.1%	95.4	32.9
Platform Services	131.3	202	11.8%	53.2	20.5
Corporate / Other	N/A	N/A	N/A	7.1

Total	$1,411.9	4,606	13.2%	$508.6

*

Car Wash same-store sales declined 2.7% in the second quarter. Foreign exchange rate movement had a significant impact. Excluding the impact of foreign exchange, Car Wash same-store sales increased 2.6% . The impact of foreign exchange rate movement on the remaining segments was not significant.

Capital and Liquidity

The Company ended the second quarter with total liquidity of $488.2 million, consisting of $197.9 million in cash and cash equivalents, and $290.3 million of undrawn capacity on its variable funding securitization senior notes and revolving credit facility.

Fiscal Year 2022 Guidance

The Company has raised its guidance for the fiscal year to account for its strong operating performance and M&A activity in the first half of 2022, as well as an updated outlook for the remainder of the year. The following guidance reflects the Company’s current expectations for the fiscal year ending December 31, 2022:

•	Revenue of approximately $2.0 billion.

•	Adjusted EBITDA[3] of approximately $495 million.

•	Adjusted earnings per diluted share[2] of approximately $1.17.

The above guidance includes the impact of the 53rd week in fiscal year 2022. The impact of the extra week is expected to yield approximately $25 million in revenue, $5 million in Adjusted EBITDA3 and approximately $0.02 in Adjusted Earnings Per Share2.

The Company also expects:

•	Low-double-digit same-store sales growth.

•	Net store growth of approximately 340:

•	Maintenance: approximately 140 stores of which 70% will be franchised and 30% will be company-operated

•	Car Wash: approximately 40 stores which will be company-operated

•	Paint, Collision & Glass: approximately 160 stores of which 5% will be franchised and 95% will be company-operated.

The Company has not included future M&A in its guidance for fiscal year 2022.

Conference Call

Driven Brands will host a conference call to discuss second quarter 2022 results today, Wednesday, July 27, 2022 at 9:00am ET. The call will be available by webcast and can be accessed by visiting Driven Brands’ Investor Relations website at investors.drivenbrands.com. A replay of the call will be available until October 25, 2022.

About Driven Brands

Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive needs, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, and CARSTAR®. Driven Brands has more than 4,500 locations across 15 countries, and services over 50 million vehicles annually. Driven Brands’ network generates more than $1.7 billion in annual revenue from more than $5.0 billion in system-wide sales.

Contacts
Shareholder/Analyst inquiries:	Media inquiries:
Kristy Moser	Taylor Blanchard
kristy.moser@drivenbrands.com	taylor.blanchard@drivenbrands.com
(980) 229-9450	(704) 644-8129

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) our strategy, outlook and growth prospects; (ii) our operational and financial targets and dividend policy; (iii) general economic trends and trends in the industry and markets; and (iv) the competitive environment in which we operate. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 25, 2021 and in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date on which they are made, and we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including Adjusted Net Income1, Adjusted Earnings Per Share2, and Adjusted EBITDA3. Management believes these non-GAAP financial measures are useful because they enable management, investors, and others to assess the operating performance of the Company and its segments. Please refer to the Reconciliation of Non-GAAP Financial Information tables located in the financial supplement in this release.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted Earnings Per Share2 and Adjusted EBITDA3. These measures will differ from net income, determined in accordance with GAAP, in ways similar to those described in the Reconciliation of Non-GAAP Financial Information tables in this release. We do not provide guidance for net income, determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA3 to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income.

[1]

“Adjusted Net Income” is calculated by eliminating from net income the adjustments described for Adjusted EBITDA, amortization related to acquired intangible assets and the tax effect of the adjustments. Please refer to Reconciliation of Non-GAAP Information tables located in the financial supplement in this release.

[2]

“Adjusted Earnings Per Share” represents Adjusted Net Income divided by weighted average shares (basic and diluted). Please refer to Reconciliation of Non-GAAP Information tables located in the financial supplement in this release.

[3]

“Adjusted EBITDA” represents earnings before interest expense, income tax expense, and depreciation and amortization, with further adjustments for acquisition-related costs, straight-line rent, equity compensation, loss on debt extinguishment and certain non-recurring, non-core, infrequent or unusual charges. Please refer to Reconciliation of Non-GAAP Information tables located in the financial supplement in this release.

[4]

“Segment Adjusted EBITDA” is defined as Adjusted EBITDA with a further adjustment for store opening costs. Corporate & Other costs are not allocated across segments. Segment Adjusted EBITDA is a supplemental measure of operating performance of our segments and may not be comparable to similar measures reported by other companies. Please refer to Adjusted EBITDA and Segment Adjusted EBITDA Reconciliation located in the financial supplement in this release.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Six months ended
(in thousands, except per share amounts)	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021
Revenue:
Franchise royalties and fees	$44,850	$37,873	$82,738	$68,287
Company-operated store sales	323,885	206,198	616,276	390,053
Independently-operated store sales	54,942	56,379	118,031	112,542
Advertising contributions	22,091	19,648	41,789	36,903
Supply and other revenue	62,856	54,730	118,113	96,462

Total revenue	508,624	374,828	976,947	704,247

Operating expenses:
Company-operated store expenses	192,939	123,820	370,806	236,575
Independently-operated store expenses	28,843	30,792	62,142	61,900
Advertising expenses	22,091	19,648	41,789	36,903
Supply and other expenses	35,800	29,598	68,574	52,087
Selling, general and administrative expenses	97,977	77,935	190,197	146,984
Acquisition costs	3,338	389	7,656	2,038
Store opening costs	666	405	1,172	694
Depreciation and amortization	38,087	26,423	71,110	50,275
Trade name impairment	125,450	—	125,450	—
Asset impairment charges and lease terminations	(882)	2,178	16	3,431

Total operating expenses	544,309	311,188	938,912	590,887

Operating income (loss)	(35,685)	63,640	38,035	113,360

Other expenses, net:
Interest expense, net	26,270	16,612	51,623	34,702
Loss on foreign currency transactions, net	13,937	(5,229)	14,908	5,282
Loss on debt extinguishment	—	78	—	45,576

Total other expenses, net	40,207	11,461	66,531	85,560

Net income (loss) before taxes	(75,892)	52,179	(28,496)	27,800
Income tax expense	(18,848)	17,011	(5,880)	12,565

Net income (loss)	(57,044)	35,168	(22,616)	15,235
Net income (loss) attributable to non-controlling interests	$—	$(36)	(15)	(30)

Net income (loss) attributable to Driven Brands Holdings Inc.	$(57,044)	$35,204	$(22,601)	$15,265

Earnings (loss) per share(1):
Basic	$(0.34)	$0.21	$(0.14)	$0.09

Diluted	$(0.34)	$0.21	$(0.14)	$0.09

Weighted average shares outstanding:
Basic	162,781	162,626	162,772	158,727
Diluted	162,781	166,512	162,772	162,271

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)	June 25, 2022	December 25, 2021
Assets
Current assets:
Cash and cash equivalents	$197,853	$523,414
Restricted cash	792	792
Accounts and notes receivable, net	178,201	117,903
Inventory	53,124	46,990
Prepaid and other assets	47,964	24,326
Income tax receivable	5,070	6,867
Advertising fund assets, restricted	55,596	45,360
Assets held for sale	3,275	3,275

Total current assets	541,875	768,927
Notes receivable, net	5,092	3,182
Property and equipment, net	1,481,064	1,350,984
Operating lease right-of-use assets	1,031,731	995,625
Deferred commissions	10,738	10,567
Intangibles, net	733,469	816,183
Goodwill	2,108,002	1,910,392
Deferred tax assets	1,360	1,509

Total assets	$5,913,331	$5,857,369

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$115,424	$83,033
Accrued expenses and other liabilities	253,742	297,620
Income taxes payable	30,021	11,054
Current portion of long-term debt	23,590	26,044
Income tax receivable liability	24,255	24,255
Advertising fund liabilities	30,264	26,441

Total current liabilities	477,296	468,447
Long-term debt, net	2,464,909	2,356,320
Deferred tax liability	223,336	257,067
Operating lease liabilities	969,598	931,604
Income tax receivable liability	131,715	131,715
Deferred revenue	39,829	37,576
Accrued expenses and other long-term liabilities	23,188	29,398

Total liabilities	4,329,871	4,212,127
Common stock	1,677	1,674
Additional paid-in capital	1,614,927	1,605,890
Retained earnings	19,006	41,607
Accumulated other comprehensive loss	(52,796)	(5,028)

Total shareholders’ equity attributable to Driven Brands Holdings Inc.	1,582,814	1,644,143

Non-controlling interests	646	1,099

Total shareholders’ equity	1,583,460	1,645,242

Total liabilities and shareholders’ equity	$5,913,331	$5,857,369

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six months ended
(in thousands)	June 25, 2022	June 26, 2021
Net income (loss)	$(22,616)	$15,235
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	71,110	50,275
Trade name impairment	125,450	—
Non-cash lease cost	35,049	37,938
Loss on foreign denominated transactions	14,908	5,707
Gain on derivatives not designed as hedges	—	(425)
Bad debt expense	936	1,739
Asset impairment costs	16	3,431
Amortization of deferred financing costs and bond discounts	4,565	3,619
Benefit (provision) for deferred income taxes	(31,908)	4,742
Loss on extinguishment of debt	—	45,576
Other, net	(1,925)	1,375
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable, net	(61,461)	(24,174)
Inventory	(6,899)	(396)
Prepaid and other assets	(19,082)	(20,885)
Advertising fund assets and liabilities, restricted	(1,321)	12,548
Deferred commissions	(178)	(809)
Deferred revenue	497	2,994
Accounts payable	20,209	3,860
Accrued expenses and other liabilities	(45,950)	9,707
Income tax receivable	19,640	3,665
Operating lease liabilities	(25,651)	(31,034)

Cash provided by operating activities	75,389	124,688

Cash flows from investing activities:		—
Capital expenditures	(148,763)	(46,222)
Cash used in business acquisitions, net of cash acquired	(394,388)	(205,556)
Proceeds from sale-leaseback transactions	56,083	49,166
Proceeds from sale of company-operated stores	—	5,775
Proceeds from disposition of Denmark car wash operation	1,551	—
Proceeds from disposal of property and equipment	632	—

Cash used in investing activities	(484,885)	(196,837)

Cash flows from financing activities:
Payment of debt extinguishment and issuance costs	—	(2,408)
Repayment of long-term debt	(9,682)	(712,649)
Proceeds from revolving lines of credit and short-term debt	105,000	213,800
Repayments of revolving lines of credit and short-term debt	—	(152,800)
Repayment of principal portion of finance lease liability	(1,156)	(1,127)
Proceeds from initial public offering, net of underwriting discounts	—	661,500
Net proceeds from underwriters’ exercise of over-allotment option	—	99,225
Repurchases of common stock	—	(43,040)
Payment for termination of interest rate swaps	—	(21,826)
Stock option exercises	188	—
Other, net	(36)	152

Cash provided by financing activities	94,314	40,827

Effect of exchange rate changes on cash	(4,454)	1,813
Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	(319,636)	(29,509)
Cash and cash equivalents, beginning of period	523,414	172,611
Cash included in advertising fund assets, restricted, beginning of period	38,586	19,369
Restricted cash, beginning of period	792	15,827

Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	562,792	207,807

Cash and cash equivalents, end of period	197,853	147,257
Cash included in advertising fund assets, restricted, end of period	44,511	30,882
Restricted cash, end of period	792	159

Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$243,156	$178,298

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Adjusted Net Income and Adjusted Earnings Per Share

	Three months ended		Six months ended
(in thousands, except per share amounts)	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021
Net income (loss)	$(57,044)	$35,168	$(22,616)	$15,235
Acquisition related costs(a)	3,338	389	7,656	2,038
Non-core items and project costs, net(b)	1,719	2,522	2,585	2,553
Straight-line rent adjustment(c)	4,217	3,358	8,310	5,843
Equity-based compensation expense(d)	4,233	1,028	6,851	2,011
Foreign currency transaction (gain) loss, net(e)	13,937	(5,229)	14,908	5,282
Trade name impairment(f)	125,450	—	125,450	—
Asset sale leaseback (gain) loss, impairment and closed store expenses(g)	(5,938)	3,478	(6,062)	2,692
Loss on debt extinguishment(h)	—	78	—	45,576
Amortization related to acquired intangible assets(i)	5,930	5,558	11,072	9,210
Provision for uncertain tax positions(j)	—	—	76	—

Adjusted net income before tax impact of adjustments	95,842	46,350	148,230	90,440
Tax impact of adjustments(k)	(36,184)	(4,441)	(40,796)	(18,082)

Adjusted net income	59,658	41,909	107,434	72,358

Net (loss) income attributable to non-controlling interest	—	(36)	(15)	(30)

Adjusted net income attributable to Driven Brands Holdings Inc.	$59,658	$41,945	$107,449	$72,388

Adjusted earnings per share
Basic(1)	$0.36	$0.25	$0.65	$0.45

Diluted(1)	$0.35	$0.25	$0.63	$0.44

Weighted average shares outstanding
Basic	162,781	162,626	162,772	158,727

Diluted	166,659	166,512	166,692	162,271

(1)

Adjusted earnings per share is calculated under the two-class method. Under the two-class method, adjusted earnings per share is calculated using adjusted net income attributable to common shares, which is derived by reducing adjusted net income by the amount attributable to participating securities. Adjusted net income attributable to participating securities used in the basic earnings per share calculation was $1.3 million and $2.6 million for the three and six months ended June 25, 2022, respectively, and adjusted net income attributable to participating securities used in the diluted earnings per share calculation was $1.1 million and $2.3 million for the three and six months ended June 25, 2022, respectively.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Net Income (loss) to Adjusted EBITDA Reconciliation

	Three months ended		Six months ended
(in thousands)	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021
Net income (loss)	(57,044)	$35,168	$(22,616)	$15,235
Income tax expense	(18,848)	17,011	(5,880)	12,565
Interest expense, net	26,270	16,612	51,623	34,702
Depreciation and amortization	38,087	26,423	71,110	50,275

EBITDA	(11,535)	95,214	94,237	112,777

Acquisition related costs(a)	3,338	389	7,656	2,038
Non-core items and project costs, net(b)	1,719	2,522	2,585	2,553
Straight-line rent adjustment(c)	4,217	3,358	8,310	5,843
Equity-based compensation expense(d)	4,233	1,028	6,851	2,011
Foreign currency transaction loss, net(e)	13,937	(5,229)	14,908	5,282
Trade name impairment(f)	125,450	—	125,450	—
Asset sale leaseback (gain) loss, impairment and closed store expenses(g)	(5,938)	3,478	(6,062)	2,692
Loss on debt extinguishment(h)	—	78	—	45,576

Adjusted EBITDA	$135,421	$100,838	$253,935	$178,772

a.

Consists of acquisition costs as reflected within the consolidated statement of operations, including legal, consulting and other fees and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. We expect to incur similar costs in connection with other acquisitions in the future and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.

b.

Consists of discrete items and project costs, including (i) third-party consulting and professional fees associated with strategic transformation initiatives, and (ii) other miscellaneous expenses, including non-capitalizable expenses relating to the Company’s initial public offering and other strategic transactions

c.	Consists of the non-cash portion of rent expense, which reflects the extent to which our straight-line rent expense recognized under U.S. GAAP exceeds or is less than our cash rent payments.
d.	Represents non-cash equity-based compensation expense.
e.

Represents foreign currency transaction gains/losses, net that primarily related to the remeasurement of our intercompany loans. These losses are partially offset by unrealized gains/losses on remeasurement of cross currency swaps and forward contracts.

f.	Relates to an impairment of certain Car Wash trade names as the Company elected to discontinue their use.
g.

Relates to (gain) loss on sale leasebacks, the discontinuation of the use of a trade name, as well as impairment of certain fixed assets and operating lease right-of-use assets related to closed locations. Also represents lease exit costs and other costs associated with stores that were closed prior to the respective lease termination dates.

h.	Represents the write-off of debt issuance costs associated with early termination of debt.
i.	Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the consolidated statements of operations.
j.	Represents uncertain tax positions recorded for tax positions, inclusive of interest and penalties.
k.

Represents the tax impact of adjustments associated with the reconciling items between net income and Adjusted Net Income, excluding the provision for uncertain tax positions and valuation allowance for certain deferred tax assets. To determine the tax impact of the deductible reconciling items, we utilized statutory income tax rates ranging from 9% to 36%, depending upon the tax attributes of each adjustment and the applicable jurisdiction.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADJUSTED EBITDA AND SEGMENT ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Three months ended		Six months ended
(in thousands)	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021
Segment Adjusted EBITDA:
Maintenance	$64,076	$44,561	$116,561	$85,001
Car Wash	53,677	43,069	109,397	77,224
Paint, Collision & Glass	32,916	21,856	61,928	39,495
Platform Services	20,541	17,602	34,706	28,610
Corporate and other	(35,123)	(25,845)	(67,485)	(50,864)
Store opening costs	(666)	(405)	(1,172)	(694)

Adjusted EBITDA	$135,421	$100,838	$253,935	$178,772

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADDITIONAL INFORMATION ON KEY PERFORMANCE INDICATORS (UNAUDITED)

	Three months ended June 25, 2022
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Store sales
Franchise stores	$230,505	$—	672,616	$129,928	$1,033,049
Company-operated stores	168,648	101,796	52,120	1,392	323,956
Independently operated Stores	—	54,942	—	—	54,942

Total System-wide Sales	$399,153	$156,738	$724,736	$131,320	$1,411,947

Store Count (in whole numbers)
Franchise stores	1,001	—	1,611	201	2,813
Company-operated stores	558	356	160	1	1,075
Independently operated Stores	—	718	—	—	718

Total Store Count	1,559	1,074	1,771	202	4,606

	Three months ended June 26, 2021
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Store sales
Franchise stores	$195,083	$—	$584,559	$116,010	$895,652
Company-operated stores	126,107	65,704	$13,019	$1,463	206,293
Independently operated Stores	—	56,379	—	—	56,379

Total System-wide Sales	$321,190	$122,083	$597,578	$117,473	$1,158,324

Store Count (in whole numbers)
Franchise stores	981	—	1,622	199	2,802
Company-operated stores	504	246	33	1	784
Independently operated Stores	—	733	—	—	733

Total Store Count	1,485	979	1,655	200	4,319

62 Drive N Style stores are included in the Maintenance store count for the three months ended June 26, 2021 as previously reported, but none are included in store count for the three months ended June 25, 2022 as they are held for sale.

	Six months ended June 25, 2022
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Store sales
Franchise stores	$430,789	$—	$1,291,585	$219,570	$1,941,944
Company-operated stores	325,476	196,291	92,118	2,544	616,429
Independently operated Stores	—	118,031	—	—	118,031

Total System-wide Sales	$756,265	$314,322	$1,383,703	$222,114	$2,676,404

Store Count (in whole numbers)
Franchise stores	1,001	—	1,611	201	2,813
Company-operated stores	558	356	160	1	1,075
Independently operated Stores	—	718	—	—	718

Total Store Count	1,559	1,074	1,771	202	4,606

	Six months ended June 26, 2021
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Store sales
Franchise stores	$358,937	$—	$1,115,062	$184,384	$1,658,383
Company-operated stores	240,174	122,753	24,949	$2,446	390,322
Independently operated Stores	—	112,542	—	—	112,542

Total System-wide Sales	$599,111	$235,295	$1,140,011	$186,830	$2,161,247

Store Count (in whole numbers)
Franchise stores	981	—	1,622	199	2,802
Company-operated stores	504	246	33	1	784
Independently operated Stores	—	733	—	—	733

Total Store Count	1,485	979	1,655	200	4,319

62 Drive N Style stores are included in the Maintenance store count for the six months ended June 26, 2021 as previously reported, but none are included in store count for the six months ended June 25, 2022 as they are held for sale.